Exhibit 3.4

(TRANSLATION)

REGULATIONS OF

THE AUDIT & SUPERVISORY BOARD

OF

PANASONIC CORPORATION

Article 1.    (Purpose)

Pursuant to laws, ordinances and the Articles of Incorporation, matters concerning the Audit & Supervisory Board of the Company shall be governed by these Regulations.

Article 2.    (Organization)

1.	The Audit & Supervisory Board shall consist of all of the Audit & Supervisory Board Members.

2.	The Audit & Supervisory Board shall have Full-time Audit & Supervisory Board Members.

3.	The Audit & Supervisory Board shall have a chairman of the Audit & Supervisory Board.

Article 3.    (Purpose of Audit & Supervisory Board)

The Audit & Supervisory Board shall receive reports, deliberate or take resolutions on important matters pertaining to auditing; provided, however, that it shall not prevent each Audit & Supervisory Board Member from exercising his/her power.

Article 4.    (Duties of the Audit & Supervisory Board)

The Audit & Supervisory Board shall perform the following duties; provided, however, that the decision in item (3) may not prevent each Audit & Supervisory Board Member from exercising his/her power:

(1)	Preparing audit reports;

(2)	Appointing and removing Full-time Audit & Supervisory Board Members; and

(3)	Deciding audit policy, methods for investigating the status of the operations and properties and other matters regarding the execution of the duties of Audit & Supervisory Board Members.

Article 5.    (Appointment and Removal of Full-time Audit & Supervisory Board Members)

The Audit & Supervisory Board shall, by its resolution, appoint or remove a Full-time Audit & Supervisory Board Member from among the Audit & Supervisory Board Members.

Article 6.    (Chairman and Convenor of the Audit & Supervisory Board)

1.	The Audit & Supervisory Board shall decide the chairman of the Audit & Supervisory Board by election from among the Audit & Supervisory Board Members.

2.	The chairman shall convene and conduct meetings of the Audit & Supervisory Board.

3.	The chairman of the Audit & Supervisory Board shall fulfill the duties entrusted by the Audit & Supervisory Board in addition to the duties of the preceding paragraph; provided, however, that it may not prevent each Audit & Supervisory Board Member from exercising his/her power.

4.	Each Audit & Supervisory Board Member may request the chairman to convene meetings of the Audit & Supervisory Board.

5.	Notwithstanding the request of the preceding paragraph, in case the chairman fails to convene meetings of the Audit & Supervisory Board, the Audit & Supervisory Board Member who made such request may convene and conduct the same by his/her own.

Article 7.    (Holding of Meetings)

Meetings of the Audit & Supervisory Board shall be held, as a general rule, once a month; provided, however, that meetings may be held from time to time whenever necessary.

Article 8.    (Convocation Procedure)

1.	Notice of convocation of a meeting of the Audit & Supervisory Board shall be dispatched to each Audit & Supervisory Board Member three (3) days prior to the date set for the meeting; provided, however, that in case of emergency this period may be shortened.

2.	With the consent of all Audit & Supervisory Board Members, a meeting of the Audit & Supervisory Board may be held without the convocation procedure.

Article 9.    (Method of Adopting Resolutions)

Resolutions of the Audit & Supervisory Board shall be adopted by a majority vote of Audit & Supervisory Board Members.

Article 10.    (Making Decisions on Auditing Policies, etc.)

1.	The policy, plan and method of auditing and the assignment of auditing work, etc. shall be determined by resolutions of the Audit & Supervisory Board.

2.	In addition to the preceding paragraph, the Audit & Supervisory Board shall resolve matters which any Audit & Supervisory Board Member deems necessary in order to fulfill his/her duty, including budget for auditing expenses.

Article 11.    (Regular Meetings with Representative Directors)

1.	The Audit & Supervisory Board shall have meetings with Representative Directors regularly in order to make effort to develop mutual understanding with Representative Directors through various measures including exchange of views on matters which the Company shall deal with, status of improvement of the conditions for auditing by the Audit & Supervisory Board Members and important issues concerning auditing, as well as making certain requests deemed necessary.

2.	The Audit & Supervisory Board shall explain from time to time the policy and plan of auditing and the status of implementation of auditing and results thereof to Representative Directors and the Board of Directors.

3.	The Audit & Supervisory Board shall determine the matters which shall be reported by Directors, Executive Officers and employees to the Audit & Supervisory Board through consultation with Directors and Executive Officers in addition to matters which shall be reported pursuant to laws, and shall receive such reports.

Article 12.    (Report to the Audit & Supervisory Board)

1.	Each Audit & Supervisory Board Member shall report the status of execution of his/her duty to the Audit & Supervisory Board from time to time, and at any time upon request by the Audit & Supervisory Board.

2.	Any Audit & Supervisory Board Member who has received a report from an Accounting Auditor, a Director or an Executive Officer, an employee in the internal auditing section, etc. or any other person shall make the report thereof to the Audit & Supervisory Board.

3.	The Audit & Supervisory Board may require an Accounting Auditor, a Director, an Executive Officer, an employee in the internal auditing section or other sections or any other person to report to the Audit & Supervisory Board whenever necessary.

4.	Concerning the preceding three (3) paragraphs, when an Audit & Supervisory Board Member, an Accounting Auditor, a Director or an Executive Officer, or employees and others in the internal auditing department notify all Audit & Supervisory Board Members of the matters which shall be reported to the Audit & Supervisory Board, it is not required to report such matters to the Audit & Supervisory Board.

Article 13.    (Measures to be Taken in the Event of Hearing Reports)

1.	In case the Audit & Supervisory Board receives the following reports, it shall conduct necessary investigations and take appropriate measures as required:

(1)	Reports from a Director or an Executive Officer concerning a detecting of a fact likely to cause substantial detriment to the Company;

(2)	Reports from an Accounting Auditor concerning a detecting of misconduct or material facts in violation of laws or ordinances or the Articles of Incorporation in connection with the execution of the duties of Directors and Executive Officers; and

(3)	Reports from Directors, Executive Officers or employees concerning the matters predetermined through consultation with Directors and Executive Officers.

Article 14.    (Preparation of Audit Report)

1.	The Audit & Supervisory Board Members shall receive business reports and their supplementary schedules thereof and accounting related documents from the Directors and the auditor’s report from the Accounting Auditor.

2.	The Audit & Supervisory Board shall prepare an audit report of the Audit & Supervisory Board, upon deliberation, based on the audit report prepared by each Audit & Supervisory Board Member.

3.	If the contents of an audit report by the Audit & Supervisory Board differ from those of an audit report by each Audit & Supervisory Board Member, and when such Audit & Supervisory Board Member requests, the Audit & Supervisory Board shall affix the contents of the audit report by such Audit & Supervisory Board Member to the audit report by the Audit & Supervisory Board.

4.	Each Audit & Supervisory Board Member shall either sign or affix his/her name and seal (including electronic signature) to the audit report of the Audit & Supervisory Board. Full-time Audit & Supervisory Board Members and outside Audit & Supervisory Board Member shall state in writing or in digital format that they are Full-time Audit & Supervisory Board Members and outside Audit & Supervisory Board Members.

5.	Provisions of the preceding three (3) paragraphs shall apply mutatis mutandis to the case where the Company prepares temporary accounting documents or consolidated accounting documents.

Article 15.    (Consent, etc. Relating to the Appointment of an Audit & Supervisory Board Member)

The following matters pertaining to the appointment of an Audit & Supervisory Board Member shall be determined by resolutions of the Audit & Supervisory Board:

(1)	Consent to submitting a proposal for the appointment of an Audit & Supervisory Board Member to a general meeting of shareholders;

(2)	Request for including the appointment of an Audit & Supervisory Board Member in the purpose of a general meeting of shareholders; and

(3)	Request for submitting a proposal for the appointment of an Audit & Supervisory Board Member to a general meeting of shareholders.

Article 16.    (Consent, etc. Relating to the Appointment of an Accounting Auditor)

1.	The Audit & Supervisory Board shall review the adequacy of the reappointment of an Accounting Auditor.

2.	The following matters pertaining to the appointment, dismissal or non-reappointment of an Accounting Auditor shall be determined by resolutions of the Audit & Supervisory Board:

(1)	Consent to submitting a proposal for the appointment of an Accounting Auditor to a general meeting of shareholders;

(2)	Consent to including the dismissal or non-reappointment of an Accounting Auditor in the purpose of a general meeting of shareholders;

(3)	Request for submitting a proposal for the appointment of an Accounting Auditor to a general meeting of shareholders;

(4)	Request for including the appointment, dismissal or non-reappointment of an Accounting Auditor in the purpose of a general meeting of shareholders; and

(5)	Appointment of those who shall temporarily perform duties of an Accounting Auditor when a vacancy occurs.

3.	The consent of all Audit & Supervisory Board Members to the dismissal of an Accounting Auditor based upon a reason for dismissal provided by statute shall be obtained by the consultation at the Audit & Supervisory Board. In such case, the Audit & Supervisory Board Member designated by the Audit & Supervisory Board shall report such dismissal and the reasons therefor at the first general meeting of shareholders held after such dismissal.

4.	In case of emergency, the consent of the preceding paragraph may be adopted in writing or in electromagnetic record without consultation at the Audit & Supervisory Board.

Article 17.    (Consent to the Remuneration, etc. of an Accounting Auditor)

Consent to the remuneration, bonuses and other financial benefits received from the Company as a consideration for the execution of the duties (hereinafter referred to as the “Remuneration, etc.”) to an Accounting Auditor or a person who is to temporarily perform the duties of an Accounting Auditor shall be determined by a resolution of the Audit & Supervisory Board.

Article 18.    (Consent Relating to the Partial Exemption of Directors from Liabilities, etc.)

1.	The following consent of all Audit & Supervisory Board Members shall be obtained by the consultation at the Audit & Supervisory Board:

(1)	Consent to submitting a proposal for the partial exemption of Directors from liabilities to the Company to a general meeting of shareholders;

(2)	Consent to submitting a proposal for the amendment to the Articles of Incorporation in order to enable the Company to partially exempt Directors from liabilities to the Company by a resolution of the Board of Directors to a general meeting of shareholders;

(3)	Consent to submitting a proposal for the partial exemption of Directors from liabilities to the Company to a meeting of the Board of Directors pursuant to the provisions of the Articles of Incorporation;

(4)	Consent to submitting a proposal for the amendment to the Articles of Incorporation in order to enable the Company to enter into Contracts for Limitation of Liability with any outside Director to a general meeting of shareholders; and

(5)	Consent to the participation in a shareholders’ representative litigation in order for the Company to support a Director.

2.	In case of emergency, the consent of the preceding paragraph may be adopted in writing or in electromagnetic record without consultation at the Audit & Supervisory Board.

Article 19.    (Consultation Concerning the Execution of Powers of Audit & Supervisory Board Members)

In case the Audit & Supervisory Board Members exercise their powers or duties concerning the following matters, they may consult such matters at the Audit & Supervisory Board in advance:

(1)	Explanation to the questions directed to the Audit & Supervisory Board Members which were notified by shareholders prior to a general meeting of shareholders;

(2)	Report to the Board of Directors and request for convocation of a meeting of the Board of Directors;

(3)	Result of investigation concerning agendas and documents and other items to be submitted to a general meeting of shareholders;

(4)	Request for injunctive relief against an act outside the scope of the Company’s purpose or other acts in violation of laws or ordinances or the Articles of Incorporation by Directors;

(5)	Rendering of opinions pertaining to the appointment, dismissal, resignation or the Remuneration, etc. of Audit & Supervisory Board Members at a general meeting of shareholders;

(6)	Matters pertaining to lawsuits between the Company and Directors; and

(7)	Other matters pertaining to the institution of lawsuits, etc.

Article 20.    (Consultation Concerning the Remuneration, etc.)

Consultation concerning the Remuneration, etc. of Audit & Supervisory Board Members may be, upon the consent of all Audit & Supervisory Board Members, conducted at the Audit & Supervisory Board.

Article 21.    (Minutes)

1.	The Audit & Supervisory Board shall prepare the minutes with the substance thereof shall be the following matters, and Audit & Supervisory Board Members present shall sign or affix the names and seals (including electronic signature) to the minutes.

(1)	Date, time and place of the meeting of the Audit & Supervisory Board (including the method of attending such meeting in case Audit & Supervisory Board Members, Directors, Executive Officers or Accounting Auditors not present at such place attended the meeting of the Audit & Supervisory Board);

(2)	The substance of the proceedings at the meeting of the Audit & Supervisory Board and the results thereof;

(3)	If any Audit & Supervisory Board Member expresses its opinion or makes a statement at the meeting of the Audit & Supervisory Board pertaining to the following matters, the substance or summary of such opinion or statement;

(i)	Reports from a Director or an Executive Officer concerning a detecting of a fact likely to cause substantial detriment to the Company; and

(ii)	Reports from an Accounting Auditor concerning a detecting of misconduct or material facts in violation of laws or ordinances or the Articles of Incorporation in connection with the execution of the duties of Directors.

(4)	Names of Directors, Executive Officers or Accounting Auditors attending the meeting of the Audit & Supervisory Board; and

(5)	Name of Chairman of the meeting of the Audit & Supervisory Board.

2.	In case it is not required to report to the Audit & Supervisory Board pursuant to Article 12, Paragraph 4, the Audit & Supervisory Board Members shall prepare the minutes with the substance of the matters listed in each following item;

(1)	Substance of matters which are not required to be reported to the Audit & Supervisory Board;

(2)	Date on which it became no longer required to report to the Audit & Supervisory Board; and

(3)	Name of Audit & Supervisory Board Members who executed their duties pertaining to preparation of the minutes.

3.	The Company shall keep the minutes mentioned in the preceding two (2) paragraphs for ten (10) years at the head office.

Article 22.    (Administrative Office of the Audit & Supervisory Board)

Employees who shall assist in the duties of the Audit & Supervisory Board Members such as staff of Audit & Supervisory Board Members shall be in charge of procedures for convocation of meetings of the Audit & Supervisory Board, preparation of the minutes and any other affairs relating to the operation of the Audit & Supervisory Board.

Article 23.    (Auditing Standard of Audit & Supervisory Board Members)

Matters relating to the Audit & Supervisory Board and auditing by Audit & Supervisory Board Members shall be subject to the Auditing Standard of Audit & Supervisory Board Members established by the Audit & Supervisory Board in addition to as provided for in laws or ordinances, or the Articles of Incorporation or these Regulations.

Article 24.    (Amendment to or Abolition of These Regulations)

Any amendment to or abolition of the provisions of these Regulations shall require a resolution of the Audit & Supervisory Board.

SUPPLEMENTARY PROVISION

These Regulations shall take effect on November 13, 2006.

(Schedule 1)

POWERS OF THE AUDIT & SUPERVISORY BOARD

(1)	To dismiss an Accounting Auditor (Article 340, Paragraphs 1 and 4 of the Companies Act);

(2)	To designate an Audit & Supervisory Board Member who shall report the dismissal of an Accounting Auditor at a general meeting of shareholders (Article 340, Paragraphs 3 and 4 of the Companies Act);

(3)	To consent to a proposal for the appointment of an Audit & Supervisory Board Member (Article 343, Paragraphs 1 and 3 of the Companies Act);

(4)	To request for including the appointment of an Audit & Supervisory Board Member in the purpose or request to submit a proposal for the appointment of an Audit & Supervisory Board Member (Article 343, Paragraphs 2 and 3 of the Companies Act);

(5)	To consent to a proposal for the appointment of an Accounting Auditor (Article 344, Paragraph 1, Item 1 and Article 344, Paragraph 3 of the Companies Act);

(6)	To consent to include the dismissal of an Accounting Auditor in the purpose (Article 344, Paragraph 1, Item 2 and Article 344, Paragraph 3 of the Companies Act);

(7)	To consent to include the non-reappointment of an Accounting Auditor in the purpose (Article 344, Paragraph 1, Item 3 and Article 344, Paragraph 3 of the Companies Act);

(8)	To request to submit a proposal for the appointment of an Accounting Auditor (Article 344, Paragraph 2, Item 1 and Article 344, Paragraph 3 of the Companies Act);

(9)	To request to include the appointment or dismissal of an Accounting Auditor in the purpose (Article 344, Paragraph 2, Item 2 and Article 344, Paragraph 3 of the Companies Act);

(10)	To request to include the non-reappointment of an Accounting Auditor in the purpose (Article 344, Paragraph 2, Item 3 and Article 344, Paragraph 3 of the Companies Act);

(11)	To appoint a person who is to temporarily perform the duties of an Accounting Auditor (Article 346, Paragraphs 4 and 6 of the Companies Act);

(12)	To receive reports from Directors (Article 357 of the Companies Act);

(13)	To decide audit policy, methods for investigating the status of the operations and properties of the Company and other matters regarding the execution of the duties of Audit & Supervisory Board Members; provided, however, that such decision may not prevent each Audit & Supervisory Board Member from exercising his/her power (Article 390, Paragraph 2, Item 3 of the Companies Act). The Audit & Supervisory Board shall consist of all of the Audit & Supervisory Board Members (Article 390, Paragraph 1 of the Companies Act). Resolutions of the Audit & Supervisory Board shall be adopted by a majority vote of all Audit & Supervisory Board Members (Article 393, Paragraph 1 of the Companies Act);

(14)	To prepare audit reports (Article 390, Paragraph 2, Item 1 of the Companies Act);

(15)	To appoint and remove Full-time Audit & Supervisory Board Members (Article 390, Paragraph 2, Item 2 and Article 390, Paragraph 3 of the Companies Act);

(16)	To receive reports on the status of execution of duties from Audit & Supervisory Board Members (Article 390, Paragraph 4 of the Companies Act);

(17)	To receive reports from an Accounting Auditor (Article 397, Paragraphs 1 and 3 of the Companies Act); and

(18)	To consent to the Remuneration, etc. of an Accounting Auditor (Article 399, Paragraphs 1 and 2 of the Companies Act).

(Schedule 2)

POWERS AND DUTIES OF EACH AUDIT & SUPERVISORY BOARD MEMBER

(1)	General auditing powers:

	Power to audit the execution by the Directors of their duties (Article 381, Paragraph 1 of the Companies Act);

‚	Power to audit accounting documents, etc. (Article 436, Paragraphs 1 and 2 of the Companies Act);

ƒ	Power to audit temporary accounting documents (Article 441 of the Companies Act); and

„	Power to audit consolidated accounting documents (Article 444 of the Companies Act).

(2)	Investigatory powers:

	Power to require a business report and power to investigate status of business affairs and properties of the Company (Article 381, Paragraph 2 of the Companies Act);

‚	Power to require a business report to subsidiaries and power to investigate status of their operations and properties of its subsidiaries (Article 381, Paragraph 3 of the Companies Act); and

ƒ	Power to require the Accounting Auditor to make a report (Article 397, Paragraph 2 of the Companies Act).

(3)	Rights and duties in connection with general meetings of shareholders and meetings of the Board of Directors, etc.:

	Duty to explain to a general meeting of shareholders (Article 314 of the Companies Act);

‚	To consent to an agendum concerning the partial exemption of Directors from liabilities to the Company (Article 425, Paragraph 3, Article 426, Paragraph 2 and Article 427, Paragraph 3 of the Companies Act);

ƒ	To consent to the participation in litigation in order for the Company to support a Director (Article 849, Paragraph 2 of the Companies Act);

„	Duty to report to the Board of Directors (Article 382 of the Companies Act);

…	Duty to attend a meeting of the Board of Directors and express opinions thereat (Article 383, Paragraph 1 of the Companies Act);

†	Right to require the convocation of a meeting of the Board of Directors and right to convene the same (Article 383, Paragraphs 2 and 3 of the Companies Act); and

‡	Duties to examine and make a report on proposals and documents to be submitted to a general meeting of shareholders (Article 384 of the Companies Act).

(4)	Rights concerning status of Audit & Supervisory Board Members:

	Right to express opinions with respect to appointment or dismissal of an Audit & Supervisory Board Member (Article 345, Paragraphs 1 and 4 of the Companies Act);

‚	Right to express opinions with respect to the resignation of an Audit & Supervisory Board Member (Article 345, Paragraphs 2 and 4 of the Companies Act);

ƒ	Right to deliberate among Audit & Supervisory Board Members as to the amount of Remuneration, etc. of each Audit & Supervisory Board Member (Article 387, Paragraph 2 of the Companies Act);

„	Right to express opinions with respect to Remuneration, etc. (Article 387, Paragraph 3 of the Companies Act); and

…	Right to require payment of auditing expenses (Article 388 of the Companies Act).

(5)	Rights concerning measures for supervision and correction:

	Right to request for injunctive relief against illegal acts of Directors (Article 385, Paragraph 1 of the Companies Act);

‚	Right to institute any legal actions or apply for any legal proceedings (Article 510, Article 511, Paragraph 1, Article 522, Paragraph 1 and Articles 828 and 831 of the Companies Act); and

ƒ	Duty to notify of the reason for not filing an action (Article 847, Paragraph 4 of the Companies Act).

(6)	Others:

	Right to investigate procedures for incorporation (Article 46, Paragraph 1 of the Companies Act); and

‚	Right to represent the Company in any action between the Company and a Director (Article 386 of the Companies Act).